Sub-Item 77Q1(a)

                               AMENDMENT NO. 3 TO
        SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST OF
                           AIM COUNSELOR SERIES TRUST

          This Amendment No. 3 (the "Amendment") to the Second Amended and Restated Agreement and Declaration of Trust of AIM Counselor Series Trust (the "Trust") amends, effective as of July 5, 2006, the Second Amended and Restated Agreement and Declaration of Trust of the Trust dated as of December 6, 2005, as amended (the "Agreement").

          By consent dated as of July 5, 2006, the Board of Trustees of the Trust, in accordance with Section 9.7 of the Agreement, approved the amendments to the Agreement.

          Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

          NOW, THEREFORE, the Agreement is hereby amended as follows:

     1. A new Section 2.6B of the Agreement is hereby added after Section 2.6A of the Agreement as set forth below:

     "Section 2.6B. Additional Conversion Rights and Preferences of Class B1 Shares of New FRF. In addition to the relative rights and preferences set forth in Section 2.5, Section 2.6A and all other provisions of this Agreement relating to Shares of the Trust generally, Class B1 Shares of New FRF (as defined in Section 2.6A(a) of the Agreement) shall have the following rights and preferences:

          (a) Conversion of Class B1 Shares of New FRF. At the Class B1 Conversion Effective Time described in Section 2.6B(d) below, all of the issued and outstanding Class B1 Shares of New FRF shall convert to Class A Shares of New FRF upon the basis of their respective net asset values, and thereafter shall have the attributes of Class A Shares of New FRF. All issued and outstanding Class B1 Shares shall thereafter be deemed to be cancelled. The stock transfer books for Class B1 Shares of New FRF will be closed at the Class B1 Conversion Effective Time and only requests for redemption of Class B1 Shares of New FRF received in proper form prior to the close of trading on the New York Stock Exchange on the date of the Class B1 Conversion Effective Time shall be accepted. Thereafter, redemption requests received by New FRF for its Class B1 Shares shall be deemed to be redemption requests for Class A Shares into which Class B1 Shares were converted.

          (b) Attribution of Assets and Liabilities. At the Class B1 Conversion Effective Time described in Section 2.6B(d) below, the proportionate undivided interest in the net assets of New FRF attributable to its Class B1 Shares shall become a part of the proportionate undivided interest in the net assets of New FRF attributable to its Class A Shares, and the expenses, costs, charges and reserves allocated to the Class B1 Shares of New FRF immediately prior to the Class B1 Conversion Effective Time shall become expenses, costs, charges and reserves of Class A Shares of

               New FRF. New FRF shall instruct its transfer agent to reflect in the transfer agent's records the attribution of the Class B1 Shares in the manner described above.

          (c) Shareholder Accounts. At the Class B1 Conversion Effective Time described in Section 2.6B(d) below, each shareholder of record of Class B1 Shares of New FRF will receive that number of Class A Shares of New FRF having an aggregate net asset value equal to the aggregate net asset value of the Class B1 Shares of New FRF held by such shareholder immediately prior to the Class B1 Conversion Effective Time. New FRF will establish an open account on its records in the name of each Class B1 Shareholder to which will be credited the respective number of Class A Shares of New FRF due to such shareholder. Fractional Class B1 Shares will be carried to the third decimal place. Certificates representing Class A Shares will not be issued. The net asset value of the Class A Shares and Class B1 Shares will be determined at the Class B1 Conversion Effective Time in accordance with the policies and procedures of New FRF as set forth in its registration statement.

          (d) The conversion of Class B1 Shares into Class A Shares shall occur July 27, 2006 at 5:00 p.m. Eastern time or such later date and time as the officers of the Trust shall determine (the "Class B1 Conversion Effective Time").

          (e) If, prior to the Class B1 Conversion Effective Time, (1) the Class A Shareholders of New FRF approve any increase in expenses allocated to the Class A Shares of New FRF in connection with (A) a Plan of Distribution adopted pursuant to Rule 12b-1 under the 1940 Act, (B) a non-Rule 12b-1 shareholder services plan or (C) any other plan or arrangement whereby Classes of New FRF pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, then (2) the Class B1 Shares of New FRF will not convert to the Class A Shares unless the Class B1 Shareholders of New FRF, voting separately, approve the increase in expenses. The Trustees shall have sole discretion in determining whether such increase in expenses is submitted to a vote of the Class B1 Shareholders. Should such increase in expenses not be submitted to a vote of the Class B1 Shareholders or, if submitted, should the Class B1 Shareholders fail to approve such increase in expenses, the Trustees shall take such action as is necessary to:
               (1) create a new class of New FRF (the "New Conversion Class A Shares") which shall be identical in all material respects to the Class A Shares of New FRF as they existed prior to the implementation of the increase in expenses; and (2) ensure that the existing Class B1 Shares of New FRF will be exchanged or converted into New Conversion Class A Shares no later than the Class B1 Conversion Effective Time. If deemed advisable by the Trustees to implement the foregoing, and at the sole discretion of the Trustees, such action may include the exchange of all Class B1 Shares of New FRF for a new class of New FRF (the "New Conversion Class B1 Shares"), identical in all material respects to the Class B1 Shares of New FRF except that the New Conversion Class B1 Shares will convert into the New Conversion Class A Shares at the Class B1 Conversion Effective Time. Such exchanges or conversions shall be effected in a manner that the Trustees reasonably believe will not be subject to federal taxation."

     2. A new Section 2.6C of the Agreement is hereby added after Section 2.6B of the Agreement as set forth below:

     "Section 2.6C. Additional Conversion Rights and Preferences of Certain Class B Shares. In addition to the relative rights and preferences set forth in Section 2.5 and Section 2.6 and all other provisions of this Agreement relating to Shares of the Trust generally, any Class of any Portfolio designated as Class B Shares that were acquired by (i) exchange offer from AFRF (as defined in Section 2.6A(a) of the Agreement), or (ii) exchange offer from a Portfolio or any other series portfolio in the AIM fund complex if such shares were previously acquired by exchange offer from AFRF (the "Legacy Class B Shares") shall have the following rights and preferences:

          (a) Conversion of Legacy Class B Shares. At the Legacy Class B Share Conversion Effective Time described in Section 2.6C(d) below, all of the issued and outstanding Legacy Class B Shares of any Portfolio of the Trust offering Legacy Class B Shares shall convert to Class A Shares of the applicable Portfolio based upon their respective net asset values, and thereafter shall have the attributes of Class A Shares of the applicable Portfolio. All issued and outstanding Legacy Class B Shares shall thereafter be deemed to be cancelled. The stock transfer books for Legacy Class B Shares of a Portfolio will be closed at the Legacy Class B Share Conversion Effective Time and only requests for redemption of Legacy Class B Shares of a Portfolio received in proper form prior to the close of trading on the New York Stock Exchange on the date of the Legacy Class B Share Conversion Effective Time shall be accepted. Thereafter, redemption requests received by a Portfolio for Legacy Class B Shares shall be deemed to be a redemption requests for Class A Shares into which Legacy Class B Shares were converted.

          (b) Attribution of Assets and Liabilities. At the Legacy Class B Share Conversion Effective Time described in Section 2.6C(d) below, the proportionate undivided interest in the net assets of a Portfolio attributable to Legacy Class B Shares shall become a part of the proportionate undivided interest in the net assets of the Portfolio attributable to its Class A Shares, and the expenses, costs, charges and reserves allocated to the Legacy Class B Shares of a Portfolio immediately prior to the Legacy Class B Share Conversion Effective Time shall become expenses, costs, charges and reserves of Class A Shares of such Portfolio. The Portfolio shall instruct its transfer agent to reflect in the transfer agent's records the attribution of the Legacy Class B Shares in the manner described above.

          (c) Shareholder Accounts. At the Legacy Class B Share Conversion Effective Time described in Section 2.6C(d) below, each shareholder of record of Legacy Class B Shares of a Portfolio will receive that number of Class A Shares of such Portfolio having an aggregate net asset value equal to the net asset value of the Legacy Class B Shares of such

               Portfolio held by such shareholder immediately prior to the Legacy Class B Share Conversion Effective Time. Each Portfolio will establish an open account on its records in the name of each Legacy Class B Shareholder to which will be credited the respective number of Class A Shares of such Portfolio due to such shareholder. Fractional Legacy Class B Shares will be carried to the third decimal place. Certificates representing Class A Shares will not be issued. The net asset value of the Class A Shares and Legacy Class B Shares will be determined at the Legacy Class B Share Conversion Effective Time in accordance with the policies and procedures of the applicable Portfolio as set forth in its registration statement.

          (d) The conversion of Legacy Class B Shares into Class A Shares shall occur July 27, 2006 at 5:00 p.m. Eastern time or such later date and time as the officers of the Trust shall determine (the "Legacy Class B Share Conversion Effective Time").

          (e)  If, prior to the Legacy Class B Share Conversion Effective Time,
               (1) the Class A Shareholders of a Portfolio approve any increase in expenses allocated to the Class A Shares of that Portfolio in connection with (A) a Plan of Distribution adopted pursuant to Rule 12b-1 under the 1940 Act, (B) a non-Rule 12b-1 shareholder services plan or (C) any other plan or arrangement whereby Classes of that Portfolio pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, then
               (2) the Legacy Class B Shares of that Portfolio will not convert to the Class A Shares unless the Legacy Class B Shareholders of that Portfolio, voting separately, approve the increase in expenses. The Trustees shall have sole discretion in determining whether such increase in expenses is submitted to a vote of the Legacy Class B Shareholders. Should such increase in expenses not be submitted to a vote of the Legacy Class B Shareholders or, if submitted, should the Legacy Class B Shareholders fail to approve such increase in expenses, the Trustees shall take such action as is necessary to: (1) create a new class of that Portfolio (the "New Legacy Class A Shares") which shall be identical in all material respects to the Class A Shares of that Portfolio as they existed prior to the implementation of the increase in expenses; and (2) ensure that the existing Legacy Class B Shares of that Portfolio will be exchanged or converted into New Legacy Class A Shares no later than the Legacy Class B Share Conversion Effective Time. If deemed advisable by the Trustees to implement the foregoing, and at the sole discretion of the Trustees, such action may include the exchange of all Legacy Class B Shares of that Portfolio for a new class of that Portfolio (the "New Legacy Class B Shares"), identical in all material respects to the Legacy Class B Shares of that Portfolio except that the New Legacy Class B Shares will convert into the New Legacy Class A Shares at the Legacy Class B Share Conversion Effective Time. Such exchanges or conversions shall be effected in a manner that the Trustees reasonably believe will not be subject to federal taxation."

     3. Effective as of July 27, 2006, Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment effective as of the Class B1 Conversion Effective Time as set forth in Section 2.6B of the Agreement.

     4. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

     5. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

          IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of July 5, 2006.


                                        By: /s/ Robert H. Graham
                                            ------------------------------------
                                        Name: Robert H. Graham
                                        Title: President

                                                                Sub-Item 77Q1(a)

                          EXHIBIT 1 TO AMENDMENT NO. 3
                                       TO
        SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST OF
                           AIM COUNSELOR SERIES TRUST

                                   "SCHEDULE A

                           AIM COUNSELOR SERIES TRUST
                         PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO                            CLASSES OF EACH PORTFOLIO
---------                            -------------------------
AIM Advantage Health Sciences Fund   Class A Shares
                                     Class B Shares
                                     Class C Shares
                                     Institutional Class Shares

AIM Floating Rate Fund               Class A Shares
                                     Class C Shares
                                     Class R Shares
                                     Institutional Class Shares

AIM Multi-Sector Fund                Class A Shares
                                     Class B Shares
                                     Class C Shares
                                     Institutional Class Shares

AIM Structured Core Fund             Class A Shares
                                     Class B Shares
                                     Class C Shares
                                     Class R Shares
                                     Institutional Class Shares

AIM Structured Growth Fund           Class A Shares
                                     Class B Shares
                                     Class C Shares
                                     Class R Shares
                                     Institutional Class Shares

AIM Structured Value Fund            Class A Shares
                                     Class B Shares
                                     Class C Shares
                                     Class R Shares
                                     Institutional Class Shares"


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